                                                                    EXHIBIT 10.6

                              EUROBANCSHARES, INC.
                       RESTRICTED STOCK PURCHASE AGREEMENT

      This Restricted Stock Purchase Agreement ("Agreement") by and between Eurobancshares, Inc. (the "Company") and ___________ ("Employee") is made pursuant to the meeting of the Board of Directors of the Company held the 26th day of April, 2004 (hereafter referred to as the "Grant Date"), pursuant to which the Company granted to the Employee a number of restricted shares of the Company's common stock (the "Restricted Stock") subject to the terms and conditions hereinafter set forth.

      1. NUMBER OF SHARES. Pursuant to this Agreement, the Company has agreed to grant to Employee 100 shares of Restricted Stock at a value of $16.25 per share (the "Grant Price"). The Restricted Stock shall be subject to all the terms, conditions, and restrictions set forth in this Agreement. In the event of any stock dividend, stock split, recapitalization or other change affecting the outstanding common stock of the Company as a class is effected without consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction distributed with respect to the shares of Restricted Stock that remain unvested (the "Unvested Shares") will be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the Restricted Stock with respect to which such change was effected.

      2. VESTING , FORFEITURE AND TRANSFER RESTRICTIONS. All Restricted Stock granted to Employee shall be issued and delivered on the Grant Date. Restricted Stock is comprised of "Unvested Shares" and "Vested Shares." As of the Grant Date, all of the shares of Restricted Stock granted under this Agreement are "Unvested Shares" and will continue to be Unvested Shares for purposes of this Agreement until the fifth (5th) anniversary of the Grant Date, at which time all Unvested shares of Restricted Stock shall become Vested shares of Restricted Stock.

      Notwithstanding the preceding, in the event Employee terminates his employment with the Company or has his employment terminated for any reason whatsoever prior to ___________, 200__, or if Employee, Employee's legal representative, or other holder of the Restricted Stock attempts to sell, exchange, transfer, pledge, or otherwise dispose of any Unvested Shares, all shares, Unvested or Vested, will be immediately forfeited without any further action by the Company. In the event of such forfeiture, such forfeited Unvested Shares shall be immediately repurchased by the Company, subject to any necessary regulatory approvals, within ninety (90) days from such forfeiture. The Employee shall receive from the Company an amount equal to the lesser of (i) the Grant Price for the forfeited shares, or (ii) the Fair Market Value of the forfeited shares as of the date of the forfeiture. Any payments due pursuant to this provision shall be shall occur within ninety (90) days of the date of such forfeiture or such longer period as may be agreed to by the Company and the Employee.

      Any Restricted Stock granted may not be assigned, transferred, pledged or otherwise disposed of in any way other than by the Last Will and Testament of the Employee or the laws of descent, subject to the bylaws of the Company and any S corporation restrictions, if applicable. Any Restricted Stock held by a beneficiary shall be subject to the restrictions imposed on such

Restricted Stock. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

      3. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, no shares under this Agreement may be granted unless the shares of Restricted Stock issuable upon such purchase are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if such shares of Restricted Stock are not then so registered, the Company has determined that such grant and issuance would be exempt from the registration requirements of the Securities Act. The grant of shares must also comply with other applicable laws and regulations governing the grant, and no grant of shares will be permitted if the Company determines that such purchase would not be in material compliance with such laws and regulations.

      4. STOCK LEGEND. The Company and Employee agree that all certificates representing all shares of Restricted Stock that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend substantially in the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SHARES. THE RESTRICTED STOCK PURCHASE AGREEMENT GRANTS CERTAIN PURCHASE OPTIONS TO THE COMPANY, PROVIDES FOR FORFEITURE OF THE STOCK IN CERTAIN CIRCUMSTANCES, AND IMPOSES RESTRICTIONS ON THE TRANSFER OF THESE SHARES. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON DEPOSIT AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST.

      5. AGREEMENT NOT A SERVICE CONTRACT. This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation for the Employee to continue in the employ of the Company, or of the Company to continue the Employee's employment. In addition, nothing in this Agreement shall obligate the Company, their respective shareholders, the Board of Directors of the Company, or officers or other employees of the Company to continue any relationship that the Employee has with the Company.

      6. SECTION 83(B) ELECTION. Employee acknowledges that, under Section 83 of the Code, the difference between the Grant Price and its fair market value at the time any forfeiture restrictions applicable to such Restricted Stock lapse is reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the forfeiture provisions, restrictions, and the Company's repurchase obligation as described in Section 2 of this Agreement.

      Notwithstanding the preceding, Employee understands that he or she may elect to be taxed at the time the Restricted Stock is acquired hereunder, rather than when and as such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the Grant Date. If the Grant Price equals the fair market value of the Restricted Stock on such date, or if it is likely that the fair market value of the Restricted Stock at the time any forfeiture restrictions lapse will exceed the Grant Price, the election may avoid adverse tax consequences in the future. A form for making this election is attached as Exhibit A. Employee understands that the failure to make this filing within said 30 day period will result in the recognition of ordinary income by Employee (in the event the fair market value of the Restricted Stock increases after Grant Date) as the forfeiture restrictions lapse. Employee acknowledges that it is his or her sole responsibility, and not the Company's, to file a timely election under Section 83(b).

      7. NOTICES. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Employee, five
(5) days after deposit in the United States mail, postage prepaid, addressed to the Employee at the last address the Employee provided to the Company.

      8. RIGHTS AS A SHAREHOLDER. The Employee shall be entitled to all of the rights of a shareholder with respect to the shares of Restricted Stock awarded pursuant to this Agreement including the right to vote such shares of Restricted Stock and to receive dividends and other distributions (if any) payable with respect to such shares.

      9. TAX WITHHOLDING. The Company may withhold or cause to be withheld from any Restricted Stock award (or Employee's compensation) any federal, state or local taxes required by law to be withheld with respect to such Restricted Stock aware. By acceptance of this Agreement, Employee agrees to such deductions. In addition to the grant of Restricted Stock contemplated by this Agreement, Employee may also receive from the Company a cash bonus payment of $_______, representing approximately ____% of the amount of Restricted Stock granted to Employee pursuant to this Agreement, from which amount the Company will withhold the amount of taxes due as a result of the grant of Restricted Stock to the Employee. The Employee recognizes that such cash bonus payment is taxable compensation to the Employee. Consequently, the cash bonus payment will be "grossed-up" such that the net amount of cash bonus retained by the Employee after deduction of the taxes due on such cash bonus payment, shall be equal to the amount of the tax withholding due on the Restricted Stock grant. For purposes of determining the amount of the gross-up amount, Employee shall be deemed to pay Federal income taxes at the highest marginal rate of taxation applicable to individuals in the calendar year in which the cash bonus payment is to be made, and state and local taxes (if any) at the highest marginal rate of taxation in the state and locality of the Employee's residence on the Grant Date, net of the maximum reduction in Federal income taxes which would be obtained from deduction of such state and local taxes

      10. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the Commonwealth of Puerto Rice except to the extent such governing law is preempted by Federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the jurisdiction specified in this Agreement, except to the extent preempted by Federal law and except to the extent that the Puerto Rican corporate law conflicts with the contract law of the Commonwealth of Puerto Rico, in which event Puerto Rican corporate law shall govern. The obligation of the Company to sell and deliver Restricted Stock under this Agreement is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Restricted Stock.

      11. SEVERABILITY. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement, but such provision shall be fully severable and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been included in the Agreement.

      12. SUCCESSORS. This Agreement shall be binding upon the Employee, his legal representatives, heirs, legatees, distributees, and shall be binding upon the Company and its successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of this ____ day of _______________, 200__ .

                                        EUROBANCSHARES, INC.

                                        ________________________________________

                                        EMPLOYEE:

                                        ________________________________________

                                    EXHIBIT A

                             SECTION 83(b) STATEMENT

      This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

      The person who performed the services is:

      Name:    ________________________________
      Address: ________________________________
               ________________________________

      Taxpayer Identification No.: ______________

      Taxable Year: Calendar Year

      The property with respect to which the election is being made is 100 shares of Common Stock of Eurobancshares, Inc. (the "Restricted Stock").

      The property was issued on __________, 2004.

      The property is subject to forfeiture if for any reason stockholder's employment with the issuer is terminated prior to vesting of the property. The forfeiture provision lapses according to Section 2 of the Agreement.

      The fair market value at the time of transfer (determined without regard to any restriction other than a restriction that by its terms will never lapse) is $________ per share.

      The value of such property was $16.25 per share on the Grant Date.

      A copy of this statement is being furnished to Eurobancshares, Inc., for whom employee rendered the service underlying the transfer of property.

      This statement is executed as of ___________________, 2004.

                                        ________________________________________
                                        Employee